Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS SECOND QUARTER 2018 RESULTS

Lake Forest, IL, July 25, 2018 – Packaging Corporation of America (NYSE: PKG) today reported second quarter 2018 net income of $187 million, or $1.97 per share and net income of $197 million, or $2.08 per share, excluding special items. Second quarter net sales were $1.8 billion in 2018 and $1.6 billion in 2017.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	June 30,
	2018	2017	Change
Reported Diluted EPS	$1.97	$1.52	$0.45
Special Items Expense (1)	0.11	—	0.11
Diluted EPS excluding Special items	$2.08	$1.52	$0.56

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings include $.11 per share of special items expense in the second quarter of 2018, primarily for certain costs related to discontinuing paper operations associated with the previously announced conversion of the No. 3 paper machine at our Wallula, Washington mill to linerboard, and no special items expense in the second quarter of 2017. Excluding special items, the $.56 per share increase in second quarter 2018 earnings compared to second quarter 2017 was driven primarily by higher prices and mix $.47 and volumes $.26 in our Packaging segment, higher prices and mix in our Paper segment $.05, lower wood and recycled fiber costs $.07, and a favorable tax rate $.16 primarily resulting from Tax Reform changes. These items were partially offset by higher operating costs ($.24), higher freight expense ($.09), Wallula No. 3 paper machine conversion-related costs ($.04), higher converting costs ($.02), higher annual outage expenses ($.01), higher depreciation ($.02), and other costs ($.03).

Results were $.12 above second quarter guidance of $1.96 per share primarily due to higher prices and mix and higher volumes in our Packaging and Paper segments and lower mill operating costs.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	June 30,
	2018	2017
Segment income (loss)
Packaging	$273.2	$226.2
Paper	16.2	27.2
Corporate and Other	(19.8)	(19.3)
	$269.6	$234.1

Segment income (loss) excluding special items
Packaging	$278.6	$226.7
Paper	24.4	27.2
Corporate and Other	(19.6)	(19.3)
	$283.4	$234.6

EBITDA excluding special items
Packaging	$362.8	$305.0
Paper	37.7	41.2
Corporate and Other	(18.2)	(17.9)
	$382.3	$328.3

In the Packaging segment, total corrugated products shipments with one additional workday were up 8.3% and shipments per day were up 6.6% over last year’s second quarter. Containerboard production was 1,019,000 tons, and containerboard inventory was up 8,000 tons from the first quarter of 2018 and up 54,000 tons compared to the second quarter of 2017, partially due to the addition of recently acquired Sacramento Container. In the Paper segment, compared to the second quarter of 2017, office paper and printing and converting paper sales volumes were flat and inventories were lower by 33,000 tons.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Packaging segment demand remained strong with all-time record sales volumes in both our containerboard mills and corrugated products plants. Our price increases in the Packaging segment were realized sooner than last year’s second quarter due to the index changing a month earlier this year as well as an accelerated implementation. Additionally, our price increases in the Paper segment were also realized more quickly than anticipated. The benefits of these strong market conditions helped us offset higher inflation in many of our operating and converting costs and higher freight expenses. The scheduled maintenance outages at two of our containerboard mills went very well, and the first phase of our linerboard conversion work on the No. 3 paper machine at our Wallula Mill was executed extremely well both from a ramp-up curve perspective as well as an operating cost perspective.”

“Looking ahead as we move from the second and into the third quarter,” Mr. Kowlzan added, “we anticipate continued strong demand in our Packaging segment, however corrugated products shipments will have one less shipping day during the quarter. Although the majority of our previously announced price increases were recognized in the second quarter, we expect to implement most of the remaining portion during the third quarter. In the Paper segment, we expect to complete the implementation of our previously announced paper price increase, although volumes should be lower than normal during this seasonally stronger period as we manage our already tight inventory levels around the scheduled outage at our Jackson Mill. Finally, we should have lower operating costs related to the No. 3 machine at our Wallula Mill as the first phase of the conversion is now behind us. We expect continued inflation in most of our operating costs, including slightly higher recycled fiber prices and incremental wage pressure with a tighter labor market. In addition, we anticipate higher freight and logistics expenses, higher scheduled maintenance outage costs, as well as a slightly higher tax rate. Considering these items, we expect third quarter earnings of $2.14 per share.”

We present various non-GAAP financial measures in this press release, including net income and diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently expect special items in the third quarter to include accounting charges, fees, and expenses related to the Wallula Mill paper machine conversion from paper to linerboard. Additional special items may arise due to third quarter events.

PCA is the third largest producer of containerboard products and the third largest producer of uncoated freesheet paper in the North America. PCA operates eight mills and 94 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 2nd Quarter 2018 Earnings Conference Call

WHEN:	Thursday, July 26, 2018 at 9:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	July 26, 2018 12:00 p.m. Eastern Time through August 9, 2018 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 7285476

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2018 (1)		2017 (1)		2018 (1)		2017 (1)
Net sales	$1,767.5		$1,584.0		$3,458.1		$3,120.5
Cost of sales	(1,346.9)	(2)	(1,219.7)		(2,681.4)	(2)	(2,418.0)
Gross profit	420.6		364.3		776.7		702.5
Selling, general, and administrative expenses	(137.7)		(129.6)		(272.6)		(257.4)
Other expense, net	(13.3)	(2)	(0.6)	(3)	(21.6)	(2)	(7.6)	(4)
Income from operations	269.6		234.1		482.5		437.5
Interest expense, net and other	(24.3)		(25.5)		(50.7)		(49.8)
Income before taxes	245.3		208.6		431.8		387.7
Provision for income taxes	(58.7)		(65.4)		(105.1)		(127.1)
Net income	$186.6		$143.2		$326.7		$260.6

Earnings per share:
Basic	$1.98		$1.52		$3.46		$2.76
Diluted	$1.97		$1.52		$3.46		$2.76

Computation of diluted earnings per share under the two class method:
Net income	$186.6	$143.2	$326.7	$260.6
Less: Distributed and undistributed income available to participating securities	(1.4)	(1.2)	(2.5)	(2.3)
Net income attributable to PCA shareholders	$185.2	$142.0	$324.2	$258.3
Diluted weighted average shares outstanding	93.8	93.6	93.8	93.6
Diluted earnings per share	$1.97	$1.52	$3.46	$2.76

Supplemental financial information:
Capital spending	$165.9	$81.6	$273.9	$139.3
Cash balance	$199.6	$321.0	$199.6	$321.0

(1)

Effective January 1, 2018, the Company adopted ASU 2014-09 (Topic 606): Revenue from Contracts with Customers using the modified retrospective method. The new revenue standard provides additional clarity concerning contract fulfillment costs, which resulted in certain costs being classified as Cost of Sales rather than Selling, General, and Administrative expenses in the current period reflected herein. The Company also adopted ASU 2017-07, Compensation: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost on January 1, 2018 and applied this standard retrospectively to the prior period reflected herein. This new standard requires the presentation of non-service cost components of net periodic pension expense to be shown separately outside the subtotal of operating income in the income statement. For more information, see Note 2, New and Recently Adopted Accounting Standards, of the Condensed Notes to Unaudited Quarterly Consolidated Financial Statements in “Part I, Item 1. Financial Statements” of our second quarter 2018 report on Form 10-Q, which we plan to file on or about August 8, 2018.

(2)	The three and six months ended June 30, 2018 include the following:
a.

$0.2 million and $0.5 million, respectively, of charges consisting of closure costs related to corrugated products facilities and a corporate administration facility, which were recorded in “Other expense, net” and “Cost of sales”, as appropriate.

b.

$13.6 million and $22.4 million, respectively, of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

(3)

The three months ended June 30, 2017 include $0.5 million of charges consisting of closure costs related to corrugated products facilities and integration costs related to the TimBar Corporation and Columbus Container Inc. acquisitions.

(4)	The six months ended June 30, 2017 include the following:
a.

$1.3 million of charges consisting of closure costs related to corrugated products facilities, integration costs related to the TimBar Corporation and Columbus Container Inc. acquisitions, and costs related to a lump sum settlement payment of a multiemployer pension plan withdrawal liability for one of our corrugated products facilities.

b.	$5.0 million of costs for the property damage and business interruption insurance deductible corresponding to the February 2017 explosion at our DeRidder, Louisiana mill.
c.	$2.3 million of income related to a working capital adjustment from the April 2015 sale of our Hexacomb corrugated manufacturing operations in Europe and Mexico.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Segment sales
Packaging	$1,496.2	$1,311.5	$2,899.1	$2,568.4
Paper	250.8	253.7	520.2	512.9
Corporate and Other	20.5	18.8	38.8	39.2
	$1,767.5	$1,584.0	$3,458.1	$3,120.5

Segment income (loss)
Packaging	$273.2	$226.2	$497.9	$418.6
Paper	16.2	27.2	23.5	55.1
Corporate and Other	(19.8)	(19.3)	(38.9)	(36.2)
Income from operations	269.6	234.1	482.5	437.5
Interest expense, net and other	(24.3)	(25.5)	(50.7)	(49.8)
Income before taxes	$245.3	$208.6	$431.8	$387.7

Segment income (loss) excluding special items (1)
Packaging	$278.6	$226.7	$503.4	$423.3
Paper	24.4	27.2	40.5	55.1
Corporate and Other	(19.6)	(19.3)	(38.5)	(36.9)
	$283.4	$234.6	$505.4	$441.5

EBITDA excluding special items (1)
Packaging	$362.8	$305.0	$670.8	$578.8
Paper	37.7	41.2	69.0	83.1
Corporate and Other	(18.2)	(17.9)	(35.7)	(34.2)
	$382.3	$328.3	$704.1	$627.7

 ____________

(1)

Segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Packaging
Segment income	$273.2	$226.2	$497.9	$418.6
Wallula mill restructuring	5.4	—	5.4	—
Facilities closure, integration-related, and other costs	—	0.5	0.1	1.3
DeRidder mill incident	—	—	—	5.0
Hexacomb working capital adjustment	—	—	—	(1.6)
Segment income excluding special items (1)	$278.6	$226.7	$503.4	$423.3

Paper
Segment income	$16.2	$27.2	$23.5	$55.1
Wallula mill restructuring	8.2	—	17.0	—
Segment income excluding special items (1)	$24.4	$27.2	$40.5	$55.1

Corporate and Other
Segment loss	$(19.8)	$(19.3)	$(38.9)	$(36.2)
Facilities closure, integration-related, and other costs	0.2	—	0.4	—
Hexacomb working capital adjustment	—	—	—	(0.7)
Segment loss excluding special items (1)	$(19.6)	$(19.3)	$(38.5)	$(36.9)

Income from operations	$269.6	$234.1	$482.5	$437.5

Income from operations, excluding special items (1)	$283.4	$234.6	$505.4	$441.5

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	June 30,
	2018				2017
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$245.3	$(58.7)	$186.6	$1.97	$208.6	$(65.4)	$143.2	$1.52
Special items (2):
Wallula mill restructuring	13.6	(3.4)	10.2	0.11	—	—	—	—
Facilities closure, integration-related, and other costs	0.2	—	0.2	—	0.5	(0.1)	0.4	—
Total special items	13.8	(3.4)	10.4	0.11	0.5	(0.1)	0.4	—
Excluding special items	$259.1	$(62.1)	$197.0	$2.08	$209.1	$(65.5)	$143.6	$1.52

	Six Months Ended
	June 30,
	2018				2017
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$431.8	$(105.1)	$326.7	$3.46	$387.7	$(127.1)	$260.6	$2.76
Special items (2):
Wallula mill restructuring	22.4	(5.6)	16.8	0.18	—	—	—	—
Facilities closure, integration-related, and other costs	0.5	(0.1)	0.4	—	1.3	(0.4)	0.9	0.01
DeRidder mill incident	—	—	—	—	5.0	(1.7)	3.3	0.03
Hexacomb working capital adjustment	—	—	—	—	(2.3)	0.8	(1.5)	(0.01)
Total special items	22.9	(5.7)	17.2	0.18	4.0	(1.3)	2.7	0.03
Excluding special items	$454.7	$(110.8)	$343.9	$3.64	$391.7	$(128.4)	$263.3	$2.79

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$186.6	$143.2	$326.7	$260.6
Interest expense, net and other	24.3	25.5	50.7	49.8
Provision for income taxes	58.7	65.4	105.1	127.1
Depreciation, amortization, and depletion	104.1	93.7	212.2	186.2
EBITDA (1)	$373.7	$327.8	$694.7	$623.7
Special items:
Wallula mill restructuring	8.6	—	9.3	—
Facilities closure, integration-related, and other costs	—	0.5	0.1	1.3
DeRidder mill incident	—	—	—	5.0
Hexacomb working capital adjustment	—	—	—	(2.3)
EBITDA excluding special items (1)	$382.3	$328.3	$704.1	$627.7

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Packaging
Segment income	$273.2	$226.2	$497.9	$418.6
Depreciation, amortization, and depletion	84.5	78.3	167.7	155.5
EBITDA (1)	357.7	304.5	665.6	574.1
Wallula mill restructuring	5.1	—	5.1	—
Facilities closure, integration-related, and other costs	—	0.5	0.1	1.3
DeRidder mill incident	—	—	—	5.0
Hexacomb working capital adjustment	—	—	—	(1.6)
EBITDA excluding special items (1)	$362.8	$305.0	$670.8	$578.8

Paper
Segment income	$16.2	$27.2	$23.5	$55.1
Depreciation, amortization, and depletion	18.0	14.0	41.3	28.0
EBITDA (1)	34.2	41.2	64.8	83.1
Wallula mill restructuring	3.5	—	4.2	—
EBITDA excluding special items (1)	$37.7	$41.2	$69.0	$83.1

Corporate and Other
Segment loss	$(19.8)	$(19.3)	$(38.9)	$(36.2)
Depreciation, amortization, and depletion	1.6	1.4	3.2	2.7
EBITDA (1)	(18.2)	(17.9)	(35.7)	(33.5)
Hexacomb working capital adjustment	—	—	—	(0.7)
EBITDA excluding special items (1)	$(18.2)	$(17.9)	$(35.7)	$(34.2)

EBITDA excluding special items (1)	$382.3	$328.3	$704.1	$627.7

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.